Exhibit 10.35.3

Execution Counterpart

GUARANTEE AND SECURITY AGREEMENT

dated as of June 30, 2005

between

CAPITALSOURCE FUNDING V TRUST,

as Borrower

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Custodian

- ii -

GUARANTEE AND SECURITY AGREEMENT

          GUARANTEE AND SECURITY AGREEMENT dated as of June 30, 2005, between CAPITALSOURCE FUNDING V TRUST, a statutory trust duly organized and validly existing under the laws of the State of Delaware (the “Borrower”); each entity that becomes a “SUBSIDIARY GUARANTOR” after the date hereof pursuant to Section 5.03 hereof (collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Credit Parties”); JPMORGAN CHASE BANK, N.A., as administrative agent for the parties defined as “Lenders” under the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral custodian for the Administrative Agent (in such capacity, together with its successors in such capacity, the “Collateral Custodian”).

W I T N E S S E T H:

          WHEREAS, concurrently with the execution and delivery of this Agreement the Borrower, certain lenders (the “Lenders”) and the Administrative Agent are entering into a Credit Agreement dated as of June 30, 2005 (the “Credit Agreement”) pursuant to which the Lenders have agreed to extend credit (by means of loans and letters of credit) to the Borrower from time to time;

          WHEREAS, to induce the Lenders to extend credit to the Borrower under the Credit Agreement, the Borrower wishes to provide (a) for certain of its Subsidiaries from time to time to become parties hereto and to guarantee the payment of the Guaranteed Obligations (as hereinafter defined), and (b) for the Borrower and the Subsidiary Guarantors (other than Equity Subsidiaries as hereinafter defined) to provide collateral security for the Secured Obligations (as hereinafter defined);

          WHEREAS, the Borrower, CS Funding V Depositor Inc., a Delaware corporation, as Depositor (in such capacity, the “Depositor”), CapitalSource Finance LLC, a Delaware limited liability company, as Originator (in such capacity, the “Originator”) and as Servicer (in such capacity, the “Servicer”), the Administrative Agent, the Collateral Custodian and Wells Fargo Bank, National Association, as Paying Agent, Collateral Custodian and Backup Servicer (in such capacity, together with its successors in such capacity, the “Backup Servicer”) are parties to a Sale and Servicing Agreement dated as of June 30, 2005 (as modified and supplemented and in effect from time to time, the “Sale and Servicing Agreement”), providing, subject to the terms and conditions thereof, for the transfer from the Originator to the Depositor, and assignment by the Depositor to the Borrower, of certain assets of the Originator, and the servicing of such assets by the Servicer;

          WHEREAS, the Administrative Agent (on behalf of itself and the Lenders) is entering into this Agreement for the purpose of setting forth its rights to the Collateral (as hereinafter defined); and

          WHEREAS, the Credit Parties and the Secured Parties agree that the Collateral Custodian shall administer the Collateral, and the Collateral Custodian is willing to so administer the Collateral pursuant to the terms and conditions set forth herein;

          NOW THEREFORE, the parties hereto agree as follows:

          Section 1. Definitions, Etc.

          1.01 Certain Uniform Commercial Code Terms. As used herein, the terms “Account”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “General Intangible”, “Indorsement”, “Instrument”, “Investment Property”, “Letter-of-Credit Right”, “Proceeds”, “Promissory Note” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Clearing Corporation”, “Entitlement Holder”, “Financial Asset”, “Securities Account”, “Security”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

          1.02 Additional Definitions. In addition, as used herein:

          “Acceleration” means the Secured Obligations of any Secured Party having been declared (or become) due and payable following a default by the Borrower and expiration of any applicable grace period with respect thereto.

          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common Control with the Person specified (for purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; “controlled” has the meaning correlative thereto).

          “Agent Members” means members of, or participants in, a depositary, including the Depositary, Euroclear or Clearstream.

          “Basic Documents” has the meaning assigned to such term in Section 1.01 of the Credit Agreement.

          “Clearing Corporation Security” means a security that is registered in the name of, or Indorsed to, a Clearing Corporation or its nominee or is in the possession of the Clearing Corporation in bearer form or Indorsed in blank by an appropriate Person.

          “Clearstream” means Clearstream Banking, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

          “Clearstream Security” means a Security that (a) is a debt or equity security and (b) is capable of being transferred to an Agent Member’s account at Clearstream pursuant to the definition of “Delivery”, whether or not such transfer has occurred.

          “Collateral” has the meaning assigned to such term in Section 4.

          “Collateral Schedule” has the meaning assigned to such term in Section 1.01 of the Sale and Servicing Agreement.

          “Control” means “control” as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC.

          “Credit Agreement Obligations” means, collectively, all obligations of the Borrower to the Lenders and the Administrative Agent under the Credit Agreement, including in each case in respect of the principal of and interest on the loans made, or letters of credit issued, thereunder, and all fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Administrative Agent or the Lenders or any of them under or in respect of the Credit Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding.

          “Custodial Loan File” has the meaning assigned to such term in Section 1.01 of the Sale and Servicing Agreement.

          “Default” means any event that with notice or lapse of time or both would become an Event of Default.

          “Deleted Collateral” has the meaning assigned to such term in Section 1.01 of the Sale and Servicing Agreement.

          “Deliver”, “Delivered” or “Delivery” (whether to the Collateral Custodian or otherwise) means, with respect to any Collateral, that such Collateral is held, registered or covered by a recorded UCC-1 financing statement as described below, in each case in a manner satisfactory to the Administrative Agent (it being understood that, until the Administrative Agent advises the Borrower that it is not satisfied, the conditions set forth below shall be deemed to have been met):

     (a) subject to clause (m) below, in the case of each Certificated Security (other than a U.S. Government Security, Clearing Corporation Security, Euroclear Security or a Clearstream Security), that such Certificated Security is in the possession of the Collateral Custodian and registered in the name of the Collateral Custodian (or its nominee) or Indorsed to the Collateral Custodian or in blank;

     (b) subject to clause (m) below, in the case of each Instrument, that such Instrument is in the possession of the Collateral Custodian Indorsed to the Collateral Custodian or in blank;

     (c) subject to clause (m) below, in the case of each Uncertificated Security (other than a U.S. Government Security, Clearing Corporation Security, Euroclear

Security or Clearstream Security), that such Uncertificated Security is registered on the books of the issuer thereof to the Collateral Custodian (or its nominee);

     (d) subject to clause (m) below, in the case of each Clearing Corporation Security, that such Clearing Corporation Security is credited to a Securities Account of the Collateral Custodian at such Clearing Corporation (and, if such Clearing Corporation Security is a Certificated Security, that the same is in the possession of such Clearing Corporation);

     (e) in the case of each Euroclear Security and Clearstream Security, that the actions described in clause (d) above have been taken with respect to such Security as if such Security were a Clearing Corporation Security and Euroclear and Clearstream were Clearing Corporations, provided that such additional actions shall have been taken as shall be necessary under the law of Belgium (in the case of Euroclear) and Luxembourg (in the case of Clearstream) to accord the Collateral Custodian rights substantially equivalent to Control over such Security under the NYUCC;

     (f) in the case of each U.S. Government Security, that such U.S. Government Security is credited to a securities account of the Collateral Custodian at a Federal Reserve Bank;

     (g) in the case of any Tangible Chattel Paper, that the original of such Tangible Chattel Paper is in the possession of the Collateral Custodian in the United States and any agreements that constitute or evidence such Tangible Chattel Paper is free of any marks or notations indicating that it is then pledged, assigned or otherwise conveyed to any Person other than the Collateral Custodian;

     (h) in the case of each General Intangible (including any participation in a debt obligations) of a Grantor organized in the United States, that such General Intangible falls within the collateral description of a UCC-1 financing statement, naming the relevant Grantor as debtor and the Collateral Custodian as secured party and filed in the jurisdiction of organization of such relevant Grantor, provided that in the case of a participation in a debt obligation that is evidenced by an Instrument, either (i) such Instrument is in the possession of the applicable participating institution in the United States, and such participating institution has agreed that it holds possession of such Instrument for the benefit of the Collateral Custodian or (ii) such Instrument is in the possession of the applicable participating institution outside of the United States and such participating institution (and, if applicable, the obligor that issued such Instrument) has taken such actions as shall be necessary under the law of the jurisdiction where such Instrument is physically located to accord the Collateral Custodian rights equivalent to Control over such Instrument under the NYUCC;

     (i) in the case of each General Intangible (including any participation in a debt obligations) of a Grantor not organized in the United States, that such Grantor shall have taken such action as shall be necessary to accord the Collateral Custodian rights substantially equivalent to a perfected first-priority security interest in such General Intangible under the NYUCC;

     (j) in the case of any Deposit Account or Securities Account, that the bank or Securities Intermediary at which such Deposit Account or Securities Account, as applicable, is located has agreed that the Collateral Custodian has Control over such Deposit Account or Securities Account;

     (k) in the case of any money (regardless of currency), that such money has been credited to a Deposit Account over which the Collateral Custodian has Control as described in clause (k) above;

     (l) in the case of any Certificated Security, Uncertificated Security or Instrument either physically located outside of the United States or issued by a Person organized outside of the United States, that such additional actions shall have been taken as shall be necessary under applicable law to accord the Collateral Custodian rights substantially equivalent to those accorded to a secured party under the NYUCC that has possession or control of such Certificated Security, Uncertificated Security or Instrument; and

     (m) in the case of any Collateral not of a type covered by the foregoing clauses (a) through (m) that such Collateral has been transferred to the Collateral Custodian in accordance with applicable law and regulation.

          “Depositary” means The Depository Trust Company, its nominees and their respective successors.

          “Distribution Account” has the meaning assigned to such term in Section 5.01(a) of the Sale and Servicing Agreement.

          “Eligible Loans” has the meaning assigned to such term in Section 1.01 of the Sale and Servicing Agreement.

          “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

          “Equity Subsidiary” has the meaning assigned to such term in Section 1.01 of the Sale and Servicing Agreement.

          “Euroclear” means Euroclear Bank, S.A., as operator of the Euroclear system.

          “Euroclear Security” means a Security that (a) is a debt or equity Security and (b) is capable of being transferred to an Agent Member’s account at Euroclear, whether or not such transfer has occurred.

          “Event of Default” means any Event of Default under and as defined in the Credit Agreement.

          “Excluded Amounts” has the meaning assigned to such term in Section 1.01 of the Sale and Servicing Agreement.

          “Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          “Grantor” means, collectively, the Borrower and each Subsidiary Guarantor that has granted a security interest in property pursuant to a Guarantee Assumption Agreement.

          “Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit A between the Collateral Custodian and an entity that, pursuant to Section 5.03, is required to become a “Subsidiary Guarantor” hereunder (with such changes as the Collateral Custodian shall reasonably request, consistent with the requirements of Section 5.03).

          “Guaranteed Obligations” means the Credit Agreement Obligations.

          “Indemnitee” has the meaning assigned to such term in Section 7.03.

          “Insurance Proceeds” has the meaning assigned to such term in Section 1.01 of the Sale and Servicing Agreement.

          “Intercreditor Agreement” means the Fourth Amended and Restated Intercreditor and Lockbox Administration Agreement, dated as of June 30, 2005, by and among Bank of America, N.A., as the lockbox bank, each Financing Agent (as defined therein), the Originator, as the original servicer and as the lockbox servicer, and CapitalSource Funding, LLC, as the owner of the account and as the owner of the lockbox, as amended from time to time.

          “Investment” means, for any Person: (a) Equity Interests, bonds, notes, debentures or other securities of any other Person or any agreement to acquire any Equity Interests, bonds, notes, debentures or other securities of any other Person (including any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) deposits, advances, loans or other extensions of credit made to any other Person (including purchases of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person); or (c) Hedging Agreements.

          “Issuers” means, collectively, (a) the respective Persons identified from time to time on Annex 3 under the caption “Issuer”, (b) any other Person that shall at any time be a

Subsidiary of the Borrower, and (c) the issuer of any equity securities hereafter owned by any Grantor.

          “JPMCB” means JPMorgan Chase Bank, N.A.

          “Lenders” means any Lender, or any Issuing Bank or Swingline Lender (as defined in the Credit Agreement), that are from time to time party to the Credit Agreement.

          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, except in favor of the issuer thereof.

          “Loans” has the meaning assigned to such term in Section 1.01 of the Sale and Servicing Agreement.

          “Mortgage” has the meaning assigned to such term in Section 1.01 of the Sale and Servicing Agreement.

          “Mortgaged Property” has the meaning assigned to such term in Section 1.01 of the Sale and Servicing Agreement.

          “Net Proceeds” has the meaning assigned to such term in Section 1.01 of the Sale and Servicing Agreement.

          “NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

          “Permitted Investments” has the meaning assigned to such term in Section 1.01 of the Sale and Servicing Agreement.

          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          “Pledged Shares” means, collectively, (i) the Initial Pledged Shares and (ii) all other Shares of any Issuer now or hereafter owned by any Grantor, together in each case with (a) all certificates representing the same, (b) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Pledged Shares, or resulting from a split-up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and (c) without prejudice to any provision of any of the Loan Documents prohibiting any merger or consolidation by an Issuer, all Shares of any successor entity of any such merger or consolidation.

          “Principal Collection Account” has the meaning assigned to such term in Section 5.01(a) of the Sale and Servicing Agreement.

          “Qualified Substitute Collateral” has the meaning assigned to such term in Section 1.01 of the Sale and Servicing Agreement.

          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

          “Required Secured Parties” means Lenders holding more than 50% of the Credit Agreement Obligations at such time.

          “Secured Obligations” means, collectively, (a) in the case of the Borrower, the Credit Agreement Obligations, (b) in the case of any other Grantor, the obligations of such Grantor in respect of the Guaranteed Obligations pursuant to Section 3.01 and (c) in the case of all Grantors, all present and future obligations of the Grantors to the Secured Parties, or any of them, hereunder or under any other Security Document.

          “Secured Party” means, collectively, the Lenders, the Administrative Agent and the Collateral Custodian.

          “Security Documents” means, collectively, this Agreement, all Uniform Commercial Code financing statements filed with respect to the security interests in the Collateral created pursuant hereto and all other assignments, pledge agreements, security agreements, control agreements and other instruments executed and delivered on or after the date hereof by any of the Grantors pursuant hereto or otherwise providing or relating to any collateral security for any of the Secured Obligations.

          “Servicer’s Loan Files” has the meaning assigned to such term in Section 1.01 of the Sale and Servicing Agreement.

          “Shares” means shares of capital stock of a corporation, limited liability company interests, partnership interests and other ownership or equity interests of any class in any Person together with any options, warrants or other rights to acquire any such interests.

          “Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with generally accepted accounting principles as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Anything herein to the contrary notwithstanding, the term “Subsidiary” shall not include any Person that constitutes an investment held by any Credit Party in the ordinary course of business and that is not, under generally accepted accounting principles, consolidated on the financial statements of the Borrower and its Subsidiaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

          “Transfer Date” has the meaning assigned to such term in Section 1.01 of the Sale and Servicing Agreement.

          “Trust Accounts” has the meaning assigned to such term in Section 1.01 of the Sale and Servicing Agreement.

          “Unqualified Collateral” has the meaning assigned to such term in Section 1.01 of the Sale and Servicing Agreement.

          1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Annexes shall be construed to refer to Sections of, and Exhibits and Annexes to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          Section 2. Representations and Warranties. Each Credit Party (or, as applicable, each Grantor) represents and warrants to the Secured Parties that:

          2.01 Organization .. Such Credit Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

          2.02 Authorization; Enforceability. The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, are within such Credit Party’s corporate or other powers and have been duly authorized by all necessary corporate or other action, including by all necessary shareholder action. This Agreement has been duly executed and delivered by such Credit Party and constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          2.03 Governmental Approvals; No Conflicts. The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant hereto, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon any Credit Party or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant hereto, will not result in the creation or imposition of any Lien on any asset of any Credit Party.

          2.04 Title. Such Grantor is the sole beneficial owner of the Collateral in which a security interest is granted by such Grantor hereunder and no Lien exists upon such Collateral other than (a) the security interest created or provided for herein, which security interest constitutes a valid first and prior perfected Lien on the Collateral and (b) other Liens not prohibited by the provisions of any Basic Document.

          2.05 Names, Etc. The full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and mailing address of the Borrower as of the date hereof are correctly set forth in Annex 1 (and of each Credit Party as of the date of the Guarantee Assumption Agreement referred to below are set forth in the supplement to Annex 1 in Appendix A to the Guarantee Assumption Agreement executed and delivered by such Credit Party pursuant to Section 5.03).

          2.06 Changes in Circumstances. No Grantor has (a) within the period of four months prior to the date hereof (or, in the case of any Subsidiary Guarantor that is a Grantor, within the period of four months prior to the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), changed its location (as determined pursuant to Section 9-307 of the NYUCC), (b) as of the date hereof (or, with respect to any Subsidiary Guarantor that is a Grantor, as of the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), changed its name or (c) as of the date hereof (or, with respect to any Subsidiary Guarantor that is a Grantor, as of the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), become a “new debtor” (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person and binding upon such Grantor, in each case except as notified in writing to the Collateral Custodian prior to the date hereof (or, in the case of any Subsidiary Guarantor that is a Grantor, prior to the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement).

          2.07 Deposit Accounts and Securities Accounts. Annex 2 sets forth a complete and correct list of all Deposit Accounts and Securities Accounts of the Borrower and any

Lockbox Accounts under and as defined in the Intercreditor Agreement, in each case on the date hereof (and of any Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), except for any Deposit Account specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments.

          2.08 Pledged Shares. The Pledged Shares from time to time pledged hereunder pursuant to Section 4 will constitute 100% of the issued and outstanding Shares of each Issuer that are beneficially owned by any Grantor as of the date such Pledged Shares are pledged hereunder (other than any Shares held in a Securities Account referred to in Annex 2), whether or not registered in the name of such Grantor. Annex 3 will correctly identify, as at the date of such pledge, the respective Issuers of the Pledged Shares and (in the case of any corporate Issuer) the respective class and par value of such Shares and the respective number of such Shares (and registered owner thereof) represented by each such certificate.

          All Pledged Shares in which the Borrower shall hereafter grant a security interest pursuant to Section 4 will be, (i) duly authorized, validly existing, fully paid and non-assessable (in the case of any Shares issued by a corporation) and (ii) duly issued and outstanding (in the case of any equity interest in any other entity), and none of such Pledged Shares are or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement or other organizational instrument of the respective Issuer thereof, upon the transfer of such Pledged Shares (except for any such restriction contained herein or in the Basic Documents, or under such organizational instruments or in such documents to which the applicable Issuer is subject that have been provided to the Administrative Agent).

          Section 3. Guarantee.

          3.01 The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each of the Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations. The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated or extended maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will jointly and severally pay the same without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          3.02 Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 3.01 are irrevocable, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the other Basic Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

     (a) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

     (b) any of the acts mentioned in any of the provisions of this Agreement, the other Basic Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

     (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the other Basic Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

     (d) any lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement, the other Basic Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          3.03 Reinstatement. The obligations of the Subsidiary Guarantors under this Section 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Secured Parties on demand for all reasonable costs and expenses (including reasonable fees and other charges of counsel) incurred by the Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          3.04 Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations, and the expiration and termination of all letters of credit or commitments to extend credit under the Credit Agreement, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

          3.05 Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Secured Parties, a Guaranteed Obligation may be declared to be forthwith due and payable as provided in the Credit Agreement including Article VII thereof (and shall be deemed to have become automatically due and payable in the circumstances provided therein including such Article VII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower or any Subsidiary Guarantors and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

          3.06 Continuing Guarantee. The guarantee in this Section 3 is a continuing guarantee of payment (and not of collection), and shall apply to all Guaranteed Obligations whenever arising.

          3.07 Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 3 constitutes an instrument for the payment of money, and consents and agrees that any Secured Party, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion action under New York CPLR Section 3213.

          3.08 Rights of Contribution. The Credit Parties hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, then each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 3.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 3 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section 3.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock or other equity interest of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Borrower and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Credit Parties hereunder) of the Borrower and all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the date hereof, as of the date hereof, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

          3.09 General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate or other law, or any Federal or state bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          3.10 Indemnity by Borrower .. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 3.04), the Borrower agrees that (a) in the event a payment shall be made by any Subsidiary Guarantor under this Agreement, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part the Guaranteed Obligations, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

          Section 4. Collateral. As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of its Secured Obligations, each Grantor hereby pledges and grants to the Collateral Custodian for the benefit of the Secured Parties as hereinafter provided a security interest in all of such Grantor’s right, title and interest in, to and under the following property, in each case whether tangible or intangible, wherever located, and whether now owned by such Grantor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 4 being collectively referred to herein as “Collateral”):

     (a) all Accounts, all Chattel Paper, all Deposit Accounts, all Documents, all General Intangibles, all Instruments (including all Promissory Notes), all Investment Property not covered by the foregoing (including all

Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein), and all Letter-of-Credit Rights where the underlying letter of credit supports Collateral;

     (b) without limiting the generality of the foregoing paragraph (a), all Loans as from time to time are subject to the Sale and Servicing Agreement as listed in the Collateral Schedule, as the same may be amended or supplemented on the date of each Borrowing and by the removal of Deleted Collateral, Repurchased Loans and Unqualified Collateral and by the addition of Qualified Substitute Collateral, together with the Servicer’s Loan Files and the Custodial Loan Files relating thereto and all Mortgages and security interests in the Mortgaged Properties;

     (c) the Pledged Shares;

     (d) all right, title and interest of the Borrower in, to and under the Basic Documents including, without limitation, the Borrower’s right to cause the Depositor to repurchase Loans from the Borrower under certain circumstances described in the Sale and Servicing Agreement; and

     (e) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all Proceeds of any of the Collateral and, to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Grantor or any computer bureau or service company from time to time acting for such Grantor),

IT BEING UNDERSTOOD, HOWEVER, that in no event shall the security interest granted under this Section 4 attach to any contract, property rights, obligation, instrument or agreement to which a Grantor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such contract, property rights, obligation, instrument or agreement (other than to the extent that any such term would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction).

          Section 5. Covenants of the Grantor. In furtherance of the grant of the security interest pursuant to Section 4, each Grantor hereby agrees with the Collateral Custodian for the benefit of the Secured Parties as follows:

          5.01 Delivery and Other Perfection. Within 60 days after the acquisition by a Grantor of any part of the Collateral as to which physical possession by the Collateral Custodian is required in order for such Collateral to have been “Delivered”, such Grantor shall take such actions as shall be necessary to effect Delivery of such Collateral. As to all other Collateral, such Grantor shall cause the same to be Delivered within five Business Days of the acquisition thereof to the extent not required to be delivered earlier pursuant to the Sale and Servicing Agreement. In addition, and without limiting the generality of the foregoing, each Grantor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, account control agreements or any other agreements or consents or other papers as may be necessary or reasonably desirable in the judgment of the Administrative Agent to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Collateral Custodian to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

     (a) keep full and accurate books and records relating to the Collateral in all material respects, and stamp or otherwise mark such books and records in such manner as the Collateral Custodian may reasonably require in order to reflect the security interests granted by this Agreement; and

     (b) permit representatives of the Collateral Custodian, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral at the expense of such Credit Party, and permit representatives of the Collateral Custodian to be present at such Grantor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Grantor with respect to the Collateral, all in such manner as the Collateral Custodian may require, provided that each such Grantor shall be entitled to have its representatives and advisors present during any inspection of its books and records at such Grantor’s place of business.

          Each Grantor hereby authorizes the filing of a UCC-1 financing statement naming such Grantor as “debtor” and the Collateral Custodian as “secured party” and describing the collateral therein as “all assets” or words of similar import.

          5.02 Other Financing Statements or Control. Except as otherwise permitted under Section 6(f) of the Credit Agreement, the Grantors shall not (a) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Collateral Custodian is not named as the sole Collateral Custodian for the benefit of the Secured Parties, or (b) cause or permit any Person other than the Collateral Custodian to have Control of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

          5.03 Additional Subsidiary Guarantors. As contemplated by Section 5.12 of the Credit Agreement, new Subsidiaries of the Borrower formed or acquired by the Borrower after the date hereof, are required to become a “Subsidiary Guarantor” under this Agreement, by executing and delivering to the Collateral Custodian a Guarantee Assumption Agreement in the form of Exhibit A hereto. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such new Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a “Subsidiary Guarantor” and a “Grantor” for all purposes of this Agreement, and Annexes 1 through 6, inclusive, hereto shall be deemed to be supplemented in the manner specified in such Guarantee Assumption Agreement. In addition, upon execution and delivery of any such Guarantee Assumption Agreement, the new Subsidiary Guarantor makes the representations and warranties set forth in Section 2 as of the date of such Guarantee Assumption Agreement.

          Notwithstanding the foregoing, no Equity Subsidiary shall be required to grant any collateral security in any of its assets under the Guarantee and Security Agreement, but shall only be required to be a Subsidiary Guarantor thereunder.

          Section 6. Acceleration Notice; Remedies; Distribution of Collateral.

          6.01 Preservation of Rights. The Collateral Custodian shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

          6.02 Events of Default, Etc. During the period during which an Event of Default or Trigger Event shall have occurred and be continuing:

     (a) each Grantor shall, at the request of the Collateral Custodian, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Custodian and such Grantor, designated in the Collateral Custodian’s request;

     (b) the Collateral Custodian may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

     (c) the Collateral Custodian shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Custodian were the sole and absolute owner thereof (and each Grantor agrees to take all such action as may be appropriate to give effect to such right);

     (d) the Collateral Custodian in its discretion may (and at the direction of the Administrative Agent shall), in its name or in the name of any Grantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

     (e) the Collateral Custodian may, upon ten Business Days’ prior written notice to the Grantors of the time and place (or, if such sale is to take place on the NYSE or any other established exchange or market, prior to the time of such sale or other disposition), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Custodian, the other Secured Parties or any of their respective agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Custodian deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Custodian or any other Secured Party or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter, to the fullest extent permitted by law, hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Grantors, any such demand, notice and right or equity being hereby expressly waived and released, to the fullest extent permitted by law.

     The Collateral Custodian may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section shall be applied in accordance with Section 6.05.

          The Grantors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Custodian may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Grantors acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Custodian than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that to the extent any such private sale is conducted by the Collateral Custodian in a commercially reasonable manner, the Collateral Custodian shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Grantors, or the issuer thereof, to register it for public sale.

          6.03 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 6.02 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Grantors shall remain liable for any deficiency.

          6.04 Private Sale. The Collateral Custodian and the Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 6.02 conducted in a commercially reasonable manner. Each Grantor hereby waives any claims against the Collateral Custodian or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Custodian accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such private sale was conducted in a commercially reasonable manner.

          6.05 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral of any Grantor pursuant hereto, and any other cash of any Grantor at the time held by the Collateral Custodian under this Agreement, shall be applied by the Collateral Custodian as follows:

     First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Custodian and the reasonable fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Custodian in connection therewith;

     Second, to the payment of any fees and other amounts then owing by such Grantor to the Collateral Custodian in its capacity as such;

     Third, to the payment of the Secured Obligations of such Grantor then due and payable, in each case equally and ratably in accordance with the amounts thereof that are then due and payable (it being understood that, to the extent any cover in respect of a letter of credit shall be due and payable under a Basic Document, that such cover shall be deemed to be a Secured Obligation that is due and payable for purposes hereof); and

     Fourth, after application as provided in clauses “First”, “Second” and “Third” above, to the payment to the respective Grantor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

In making the allocations required by this Section, the Collateral Custodian may rely upon its records and information supplied to it by the Administrative Agent, and the Collateral Custodian shall have no liability to any of the other Secured Parties for actions taken in reliance on such information, except to the extent of its gross negligence or willful misconduct. The Collateral Custodian may, in its sole discretion, at the time of any application under this Section, withhold all or any portion of the proceeds otherwise to be applied to the Secured Obligations as provided above and maintain the same in a segregated cash collateral account in the name and under the exclusive Control of the Collateral Custodian, to the extent that it in good faith believes that the information provided to it by the Administrative Agent is either incomplete or inaccurate and that application of the full amount of such proceeds to the Secured Obligations would be disadvantageous to any Secured Party. All distributions made by the Collateral Custodian pursuant to this Section shall be final (subject to any decree of any court of competent jurisdiction), and the Collateral Custodian shall have no duty to inquire as to the application by the other Secured Parties of any amounts distributed to them.

          6.06 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Custodian while no Event of Default or Trigger Event has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default or Trigger Event the Collateral Custodian is hereby appointed the attorney-in-fact of each Grantor for the purpose of carrying out the provisions of this Section 6 and taking any action and executing any instruments which the Collateral Custodian may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Custodian shall be entitled under this Section 6 to make collections in respect of the Collateral, the Collateral Custodian shall have the right and power to receive, endorse and collect all checks made payable to the order of any Grantor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

          Section 7. The Collateral Custodian.

          7.01 Powers and Immunities. The Collateral Custodian (which term as used in this sentence and in Section 7.04 and the first sentence of Section 7.05 shall include reference to its affiliates and its own and its affiliates’ officers, directors, employees and agents):

     (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and shall not by reason of this Agreement be a trustee for, or a fiduciary with respect to, any Lender;

     (b) shall not be responsible to the Lenders or the Administrative Agent for any recitals, statements, representations or warranties contained in this Agreement or in any notice delivered hereunder, or in any other certificate or other document referred to or provided for in, or received by it under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or therein or for any failure by the Credit Parties or any other Person to perform any of its obligations hereunder;

     (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder except, subject to Section 7.05, for any such litigation or proceedings relating to the enforcement of the guarantee set forth in Section 3, or the Liens created pursuant to Section 4; and

     (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

          7.02 Reliance by Collateral Custodian. The Collateral Custodian shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Custodian. As to any matters not expressly provided for by this Agreement, the Collateral Custodian shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Secured Parties, and such instructions of the Required Secured Parties and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties. If in one or more instances the Collateral Custodian takes any action or assumes any responsibility not specifically delegated to it pursuant to this Agreement, neither the taking of such action nor the assumption of such responsibility shall be deemed to be an express or implied undertaking on the part of the Collateral Custodian that it will take the same or similar action or assume the same or similar responsibility in any other instance.

          7.03 Indemnification. Each Lender agrees to indemnify the Collateral Custodian and each Related Party of the Collateral Custodian (each such Person being called an “Indemnitee”) (to the extent not reimbursed under Section 8.04, but without limiting the obligations of the Credit Parties under Section 8.04) ratably in accordance with the aggregate Secured Obligations held by the Lenders, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee (including by any other Secured Party) arising out of or by reason of any investigation in connection with or in any way relating to or arising out of this Agreement, any other Basic Documents, or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that the Credit Parties are obligated to pay under Section 8.04, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          7.04 Non-Reliance on Collateral Custodian and Other Secured Parties. The Administrative Agent and each Lender agrees that it has, independently and without reliance on the Collateral Custodian or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, the Subsidiary Guarantors and their Subsidiaries and decision to extend credit to the Borrower in reliance on this Agreement and that it will, independently and without reliance upon the Collateral Custodian or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and any Basic Document to which it is a party. Except as otherwise expressly provided herein, the Collateral Custodian shall not be required to keep itself informed as to the performance or observance by any Credit Party of this Agreement, any other Basic Document or any other document referred to or provided for herein or therein or to inspect the properties or books of any Credit Party. The Collateral Custodian shall not have any duty or responsibility to provide any other Secured Party with any credit or other information concerning the affairs, financial condition or business of any Credit Party or any of its Subsidiaries (or any of their affiliates) that may come into the possession of the Collateral Custodian or any of its affiliates, except for notices, reports and other documents and information expressly required to be furnished to the other Secured Parties by the Collateral Custodian hereunder.

          7.05 Failure to Act. Except for action expressly required of the Collateral Custodian hereunder, the Collateral Custodian shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the other Secured Parties of their indemnification obligations under Section 7.03 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Custodian shall not be required to take any action that in the judgment of the Collateral Custodian would violate any applicable law.

          7.06 Agents and Attorneys-in-Fact. The Collateral Custodian may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

          Section 8. Miscellaneous.

          8.01 Notices. All notices, requests, consents and other demands hereunder and other communications provided for herein shall be given or made in writing, (a) to any party hereto, telecopied or delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof (provided that notices to any Subsidiary Guarantor shall be given to such Subsidiary Guarantor care of the Borrower at the address for the Borrower specified herein) or (b) as to any party, at such other address as shall be designated by such party in a written notice to each other party. All notices to any Lender that is not a party hereto shall be given to the Administrative Agent.

          8.02 No Waiver. No failure on the part of the Collateral Custodian or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

          8.03 Amendments, Etc. Except as otherwise provided in any Security Document, the terms of this Agreement and the other Security Documents may be waived, altered or amended only by an instrument in writing duly executed by each Credit Party and the Collateral Custodian, with the consent of the Required Secured Parties, provided that

     (a) no such amendment shall adversely affect the relative rights of any Secured Party as against any other Secured Party without the prior written consent of such first Secured Party,

     (b) without the prior written consent of each of the Lenders under the Credit Agreement, the Collateral Custodian shall not release all or substantially all of the collateral under the Security Documents or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under Section 3 hereof,

     (c) without the consent of each of the Secured Parties, no modification, supplement or waiver shall modify the definition of the term “Required Secured Parties” or modify in any other manner the number of percentage of the Secured Parties required to make any determinations or waive any rights under any Security Document;

     (d) without the consent of the Collateral Custodian, no modification, supplement or waiver shall modify the terms of Section 7;

     (e) the Collateral Custodian is authorized to release (and shall release) any Collateral that is either the subject of a disposition not prohibited under the Credit Agreement or to which the Required Secured Parties shall have consented; notwithstanding the foregoing, such Collateral shall be automatically released from the lien of this Agreement, without any action of the Collateral Custodian, in connection with any disposition of Collateral that (i) occurs in the ordinary course of the Borrower’s business and (ii) is not prohibited under the Credit Agreement; and

     (f) the Collateral Custodian is authorized to release (and shall release) any Subsidiary Guarantor from any of its guarantee obligations under Section 3 hereof to the extent such Subsidiary is the subject of a disposition not prohibited under the Basic Documents or to which the Required Secured Parties shall have consented and upon such release, the Collateral Custodian is authorized to release (and shall release) any collateral security granted by such Subsidiary Guarantor hereunder and under the other Security Documents.

Any such amendment or waiver shall be binding upon the Collateral Custodian, each Secured Party and each Credit Party.

          8.04 Expenses; Indemnity; Damage Waiver.

          (a) Costs and Expenses. The Credit Parties hereby jointly and severally agree to reimburse the Collateral Custodian and each of the other Secured Parties for all reasonable out-of-pocket costs and expenses incurred by them (including the reasonable fees, charges and disbursements of legal counsel) in connection with (i) any Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Collateral Custodian of any obligations of the Credit Parties in respect of the Collateral that the Credit Parties have failed or refused to perform in the time period required under this Agreement, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings of any Credit Party, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Custodian in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings arising from or related to this Agreement and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 4.

          (b) Indemnification by the Credit Parties. The Credit Parties shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the willful misconduct or gross negligence of such Indemnitee or (y) a claim brought by the Borrower or any Credit Party against such Indemnitee for breach in bad faith of such Indemnitee’s obligations under this Agreement or the other Basic Documents, if the Borrower or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

          Neither the Borrower nor any Credit Party shall be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, in connection with, this Agreement asserted by an Indemnitee against the Borrower or any other Credit Party, provided that the foregoing limitation shall not be deemed to impair or affect the Obligations of the Borrower under the preceding provisions of this subsection.

          8.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Credit Parties and the Secured Parties (provided that none of the Credit Parties shall assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent).

          8.06 Counterparts; Integration; Effectiveness; Electronic Execution.

          (a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Collateral Custodian constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Collateral Custodian and when the Collateral Custodian shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

          (b) Electronic Execution of Assignments. The words “execution,” “signed,” “signature” shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

          8.07 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          8.08 Governing Law; Submission to Jurisdiction.

          (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Submission to Jurisdiction. Each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.

          (c) Waiver of Venue. Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          8.09 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY

WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          8.10 Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          8.11 Covenants of the Borrower .. All covenants of the Borrower in this Agreement are covenants of the Borrower and are not covenants of the Owner Trustee. The Owner Trustee is, and any successor Owner Trustee under the Trust Agreement will be, executing this Agreement solely as Owner Trustee under the Trust Agreement and not in its respective individual capacity, and in no case whatsoever shall the Owner Trustee or any such successor Owner Trustee be personally liable on, or for any loss in respect of, any of the statements, representations, warranties or obligations of the Borrower hereunder, as to all of which the parties hereto agree to look solely to the property of the Borrower.

          IN WITNESS WHEREOF, the parties hereto have caused this Guarantee and Security Agreement to be duly executed and delivered as of the day and year first above written.

CAPITALSOURCE FUNDING V TRUST
By: Wilmington Trust Company, solely as Owner Trustee and not in its individual capacity
/s/ Janel R. Havrilla

Name: Janel R. Havrilla
Title: Financial Services Officer

Address for Notices

CapitalSource Funding V Trust c/o Wilmington Trust Company, as Owner Trustee Rodney Square North 1100 North Market Street Wilmington, Delaware 19890 Telecopy number (302) 636-4140

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Christine Herrick

Name: Christine Herrick
Title: Vice President

Address for Notices

JPMorgan Chase Bank, N.A. 1111 Fannin Street, 10th Floor Houston, Texas 77002-8069 Attention of Loan and Agency Services Telecopy number (713) 750-2223

With a copy to: JPMorgan Chase Bank, N.A. 270 Park Avenue, 4th Floor New York, New York 10017-2014 Attention of Collateral Management Services Group Telecopy Number (212) 270-4628

WELLS FARGO BANK, NATIONAL ASSOCIATION as Collateral Custodian

By:	/s/ Joe Nardi

Name: Joe Nardi
Title: Vice President

Address for Notices

Wells Fargo Bank, National Association
751 Kasota Avenue, Suite ABS, MAC N9328-011
Minneapolis, Minnesota, 55414
Attention: Corporate Trust Services/Asset-Backed
Securities Vault
Telecopy number (612) 667-1080

With a copy to: Wells Fargo Bank, National Association MAC N9311-161, Sixth Street and Marquette Minneapolis, Minnesota 55479 Attention: ABS Account Manager Telecopy number (612) 667-3464

ANNEX 1

FILING DETAILS

ANNEX A

1.	CapitalSource Finance LLC
	Domicile State:	DE
	Organizational ID:	DE3275214

	Executive Office:	4445 Willard Ave.
12th Floor
Chevy Chase, MD 0815

2.	CS Funding V Depositor Inc.
	Domicile State:	DE
	Organizational ID:	DE3958940

	Executive Office:	4445 Willard Ave.
12th Floor
Chevy Chase, MD 0815

3.	CapitalSource Funding V Trust
	Domicile State:	DE
	Organizational ID:	DE3958934

	Executive Office:	c/o Wilmington Trust Company Rodney Square North, 1100 North Market Street Wilmington, Delaware 19890

ANNEX 2

LIST OF DEPOSIT ACCOUNTS, AND SECURITIES ACCOUNTS AND LOCKBOX ACCOUNTS

Deposit Accounts

Account Number 18054000 (Collection Account), maintained at Wells Fargo Bank, National Association

Account Number 18054001 (Principal Collections Account), maintained at Wells Fargo Bank, National Association

Account Number 18054002 (Distribution Account), maintained at Wells Fargo Bank, National Association

Lockbox Accounts
Account Numbers: 003930559738, 003938703751, 003939396662 and 003922575610, maintained at Bank of America, N.A.

ANNEX 3

PLEDGED SHARES

[See definition of “Issuers” in Section 1.02 and Section 2.10]

None.

EXHIBIT A

[Form of Guarantee Assumption Agreement]

GUARANTEE ASSUMPTION AGREEMENT

          GUARANTEE ASSUMPTION AGREEMENT dated as of ___ ___, ___by [NAME OF ADDITIONAL SUBSIDIARY GUARANTOR], a ___(the “Additional Subsidiary Guarantor”), in favor of Wells Fargo Bank, National Association, as Collateral Custodian for the Secured Parties under and as defined in the Guarantee and Security Agreement referred to below (in such capacity, together with its successors in such capacity, the “Collateral Custodian”).

          CapitalSource Funding V Trust (the “Borrower”), the Subsidiary Guarantors referred to therein, JPMorgan Chase Bank, N.A., as administrative agent for the Lenders referred to therein, and Wells Fargo Bank, National Association, as Collateral Custodian for the Secured Parties referred to therein, are parties to a Guarantee and Security Agreement dated as of June 30, 2005 (the “Guarantee and Security Agreement”) pursuant to which such Subsidiary Guarantors have guaranteed the “Guaranteed Obligations” (as defined therein), and the Borrower and such Subsidiary Guarantors have granted liens in favor of the Collateral Custodian as collateral security for the “Secured Obligations” (as defined therein). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

          Pursuant to Section 5.03 of the Guarantee and Security Agreement, the Additional Subsidiary Guarantor hereby agrees to become a “Subsidiary Guarantor” and a “Credit Party”, under and for all purposes of the Guarantee and Security Agreement, and each of the Annexes to the Guarantee and Security Agreement shall be deemed to be supplemented in the manner specified in Appendix A hereto. Without limiting the foregoing, (a) the Additional Subsidiary Guarantor hereby, jointly and severally with the other Subsidiary Guarantors, guarantees to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations in the same manner and to the same extent as is provided in Section 3 of the Guarantee and Security Agreement and (b) as collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the Additional Subsidiary Guarantor, the Additional Subsidiary Guarantor hereby pledges and grants to the Collateral Custodian for the benefit of the Secured Parties as provided in the Guarantee and Security Agreement a security interest in all of such Additional Subsidiary Guarantor’s right, title and interest in, to and under the Collateral.1

          In addition, the Additional Subsidiary Guarantor hereby makes the representations and warranties set forth in Section 2 of the Guarantee and Security Agreement with respect to itself and its obligations under this Agreement, as if each reference in such Sections to the Guarantee and Security Agreement included reference to this Agreement.

[1]	Clause (b) not to be included in any instance where the Additional Subsidiary Guarantor is an Equity Subsidiary.

          The Additional Subsidiary Guarantor hereby instructs its counsel to deliver any opinions to the Secured Parties required to be delivered in connection with the execution and delivery hereof.

          IN WITNESS WHEREOF, the Additional Subsidiary Guarantor has caused this Guarantee Assumption Agreement to be duly executed and delivered as of the day and year first above written.

[NAME OF ADDITIONAL SUBSIDIARY GUARANTOR]

By:

Name:
Title:

CAPITALSOURCE FUNDING V TRUST

By:

Name:
Title: Administrator

Accepted and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION as Collateral Custodian

By:

Name:
Title:

Appendix A

SUPPLEMENTS TO ANNEXES TO

GUARANTEE AND SECURITY AGREEMENT

Supplement to Annex 1:

          [to be completed]

Supplement to Annex 2:

          [to be completed]

Supplement to Annex 3:

          [to be completed]

Supplement to Annex 4:

          [to be completed]

Supplement to Annex 5:

          [to be completed]

Supplement to Annex 6:

          [to be completed]